UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Volt Information Sciences, Inc. (the “Company”) announced the appointment of Paul Tomkins as the Company’s Senior Vice President and Chief Financial Officer.

The Company entered into an employment agreement effective March 23, 2015 with Mr. Tomkins (the “Employment Agreement”). The Employment Agreement provides a base salary of $400,000 per annum.  For fiscal 2015, Mr. Tomkins is eligible to earn an annual bonus with a target amount equal to his annual salary.  With respect to fiscal 2016 and thereafter, Mr. Tomkins will be eligible to earn an annual bonus with a target amount of $250,000 and a long-term incentive (“LTI”) award with a target amount of $250,000 payable 50% in cash and 50% in restricted Volt common stock.  The cash portion is payable and the restricted stock portion will vest in three equal installments at each of the following intervals: (a) 15 days after the filing of the Form 10-K for the applicable fiscal year; (b) October 31 of the calendar year in which the Form 10-K is filed; and (c) October 31 of the next following calendar year. The bonus for 2015 and the bonuses and awards for subsequent years are dependent upon achievement of reasonable, pre-established and objective goals and targets determined by the Chief Executive Officer and approved by the Compensation Committee, provided that Mr. Tomkins remains employed by the Company.

If Mr. Tomkins’ employment is terminated by the Company without Cause or by Mr. Tomkins for Good Reason (terms as defined in the Employment Agreement), Mr. Tomkins will be entitled to receive, among other things, an amount equal to one year of his then-current salary, annual bonus and medical benefits, conditioned upon his execution of a general release.  In the event of a Termination without Cause or Resignation for Good Reason within 90 days of a Change of Control, all unvested portions of the LTI awards granted will vest immediately.

Mr. Tomkins will be subject to the Company’s standard non-competition and non-solicitation covenants for one year following his termination of employment, regardless of the reasons for termination.

Mr. Tomkins, 57, most recently served as the Executive Vice President and Chief Financial Officer at Reader’s Digest Association, Inc. for over three years. Prior to his role at Reader’s Digest, Mr. Tomkins served as the Vice President and Controller of AT&T Business Solutions and held various other financial management positions over 27 years with AT&T.

Mr. Tomkins has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Tomkins and any other person pursuant to which he was appointed as the Senior Vice President and Chief Financial Officer.

The foregoing discussion of the Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Report as Exhibit 10.1 and which is incorporated by reference herein.

A copy of the press release issued by the Company announcing the foregoing is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.  The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated March 23, 2015, execution completed on March 23, 2015 between the Company and Paul Tomkins.

99.1	Press release of Volt Information Sciences, Inc. announcing the appointment of Paul Tomkins dated March 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Ronald Kochman
Ronald Kochman
President and Chief Executive Officer

Date:  March 26, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated March 23, 2015, execution completed on March 23, 2015 between the Company and Paul Tomkins.

99.1	Press release of Volt Information Sciences, Inc. announcing the appointment of Paul Tomkins dated March 25, 2015.